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                         PROSPECTUS SUPPLEMENT

                  (TO PROSPECTUS DATED MARCH 31, 1999)
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                            200,000 SHARES

                             COMMON STOCK

                        KEY ENERGY SERVICES, INC.

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NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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     The Shares are being issued and delivered to PNC Investment Corp. ("PNC
Investment"), in satisfaction of a $1 million obligation to PNC Bank, National Association, an affiliate of PNC Investment. The sale price is $5.00 per share.

     The Shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the Shares.

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             The date of this Prospectus Supplement is April 15, 1999.